EXHIBIT 99.1

Concurrent Reports Fiscal Year 2015 First Quarter Financial Results

ATLANTA — October 28, 2014 — Concurrent (NASDAQ: CCUR), a global leader in unified content delivery, video analytics, and real-time Linux® solutions, today announced financial results for the first quarter of its fiscal 2015 ended September 30, 2014.

Revenue for the first quarter of fiscal 2015 increased to $17.5 million, compared with $17.2 million for the same period in fiscal 2014, and decreased from $17.9 million in the preceding quarter.

Gross margin was 55.3% for each of the first quarters of fiscal 2015 and fiscal 2014, and was down from 60.0% in the preceding quarter, primarily reflecting the mix of products and customers.  Operating expenses were $8.8 million, including a gain on the sale of a non-strategic IT asset, in the first quarter of fiscal 2015, compared with $8.7 million for the same period in fiscal 2014, and $8.6 million in the preceding quarter.

The company reported net income of $387 thousand, or $0.04 per diluted share, in the first quarter of fiscal 2015, compared with net income of $734 thousand, or $0.08 per diluted share, in the same period in fiscal 2014, and net income of $15.6 million, or $1.71 per diluted share, in the preceding quarter. Fourth quarter fiscal 2014 results included a $13.7 million non-cash gain associated with the reversal of a portion of the company’s U.S. tax valuation allowance.

“We are pleased to report a solid start to the fiscal year with year-over-year revenue growth and continued profitability in the first quarter,” said Dan Mondor, Concurrent’s president and CEO. “We continue to make progress in both video and real time markets with new product announcements, design wins, and market momentum.  In video solutions, we launched new products and rebranded our solution portfolio to reflect our commitment to helping service providers accelerate their evolution toward IP video architectures.  In real-time, we continued to have success in the automotive market with another new win at a major Japanese automaker and another order from a leading Formula 1™ racing team.  We are pleased with our steady and continued progress in the first quarter of fiscal 2015.”

The company paid a quarterly dividend of $0.12 per share during the first quarter of fiscal 2015.  At September 30, 2014, Concurrent had cash and cash equivalents of $26.2 million.  The company has no debt.

Recent Company Highlights

Video Solutions:

•	Concurrent unveiled a new unified transparent caching solution to boost the performance of over-the-top (OTT) video services
•	Concurrent announced UP™, a new unified video solutions portfolio that enables service providers to accelerate their transition toward pure IP video services
•	The company was again ranked as the leader for on-demand video servers by Current Analysis, an independent industry analyst firm
•	Concurrent met with customers and exhibited its latest solutions at the IBC show in Amsterdam and the CableTec Expo in Denver

Real-Time:
•	Concurrent received an order from a major Japanese automaker for its SIMulation Workbench™ solution and an order from a UK based Formula 1™ racing team for a hardware-in-the-loop test stand
•	The company shipped its GPU Workbench™ solution to a Japanese naval contractor for use in designing new defense systems
•	Concurrent shipped iHawk™ servers to NASA’s Marshall Space Flight Center and integrated test stands to a major defense contractor for a space program

Conference Call Information

Concurrent will broadcast an earnings call today, Tuesday, October 28th, at 4:30 p.m. ET to review its first quarter of fiscal 2015 financial results.  The call will be broadcast at www.ccur.com, on the “Investors” page, under the ‘About’ tab.  The call can be accessed live by dialing 1-800-230-1074 (U.S.) 612-234-9960 (international) and entering pass code 141028.  A replay will also be available at www.ccur.com.

To view Financial Results visit our Investors page here.

About Concurrent
Concurrent (NASDAQ: CCUR) is a global leader in unified content delivery, video analytics, and real-time Linux solutions.  The company delivers solutions for every screen and every network in support of commercial video services.  Concurrent’s unified content delivery and video analytics solutions support every screen simultaneously, making it easier for cable MSOs, fixed-line telecommunications providers, mobile operators, and online media companies to deliver revenue generating video services to consumers on any device, over any network. The world’s leading multichannel video service providers have selected Concurrent to deliver the solutions and services required to support their next-generation multi-screen video initiatives. Concurrent’s Emmy® award-winning video solutions are based upon a rich heritage of high-performance real-time technology. Concurrent’s real-time Linux solutions are used to support applications in the defense, aerospace, automotive and financial industries. Concurrent has offices in North America, Europe and Asia. Visit www.ccur.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve, U.S. government sequestration; European austerity measures; delays or cancellations of customer orders; non-renewal of maintenance and support service agreements with customers; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video solutions business to capture new business; fluctuations and timing of large video solutions orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products;  the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provide by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; our ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed August 27, 2014 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All Concurrent product names are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended September 30,
	2014	2013
Revenues:
Product	$12,478	$11,446
Service	5,062	5,752
Total revenues	17,540	17,198
Cost of sales:
Product	5,540	4,984
Service	2,302	2,712
Total cost of sales	7,842	7,696
Gross margin	9,698	9,502
Operating expenses:
Sales and marketing	3,966	3,482
Research and development	3,268	3,173
General and administrative	1,954	2,047
Gain on sale of IPv4 addresses, net	(339)	-
Total operating expenses	8,849	8,702
Operating income	849	800
Other expense, net	(285)	(27)
Income before income taxes	564	773
Income tax provision	177	39
Net income	$387	$734

Basic net income per share	$0.04	$0.08
Diluted net income per share	$0.04	$0.08
Basic weighted average shares outstanding	8,990	8,813
Diluted weighted average shares outstanding	9,115	9,049
Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	September 30,	June 30,
	2014	2014
Revenues:
Product	$12,478	$13,242
Service	5,062	4,616
Total revenues	17,540	17,858
Cost of sales:
Product	5,540	4,701
Service	2,302	2,450
Total cost of sales	7,842	7,151
Gross margin	9,698	10,707
Operating expenses:
Sales and marketing	3,966	3,760
Research and development	3,268	3,021
General and administrative	1,954	1,819
Gain on sale of IPv4 addresses, net	(339)	-
Total operating expenses	8,849	8,600
Operating income	849	2,107
Other expense, net	(285)	(75)
Income before income taxes	564	2,032
Income tax provision (benefit)	177	(13,568)
Net income	$387	$15,600

Basic net income per share	$0.04	$1.74
Diluted net income per share	$0.04	$1.71
Basic weighted average shares outstanding	8,990	8,954
Diluted weighted average shares outstanding	9,115	9,107
Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation
Condensed Consolidated Statements of Comprehensive Income (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Net income	$387	$15,600	$734

Other comprehensive income (loss):
Foreign currency translation adjustment	211	136	(53)
Pension and post-retirement benefits, net of tax	10	(488)	5
Other comprehensive income (loss)	221	(352)	(48)
Comprehensive income	$608	$15,248	$686

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	September 30,	June 30,
	2014	2014
	(unaudited)
ASSETS
Cash and cash equivalents	$26,222	$28,074
Trade accounts receivable, net	12,670	11,355
Inventories	3,079	3,272
Deferred income taxes - current, net	1,407	1,458
Prepaid expenses and other current assets	1,155	804
Total current assets	44,533	44,963

Property, plant and equipment, net	3,083	3,081
Intangible assets, net	442	476
Deferred income taxes, net	13,216	13,231
Other long-term assets	588	635
Total assets	$61,862	$62,386

LIABILITIES
Accounts payable and accrued expenses	$6,615	$7,591
Deferred revenue	8,512	7,441
Total current liabilities	15,127	15,032

Long-term deferred revenue	1,482	1,400
Other long-term liabilities	5,077	5,500
Total liabilities	21,686	21,932

STOCKHOLDERS' EQUITY
Common stock	91	90
Additional paid-in capital	209,936	209,711
Accumulated deficit	(169,726)	(169,001)
Treasury stock, at cost	(255)	(255)
Accumulated other comprehensive income	130	(91)
Total stockholders' equity	40,176	40,454
Total liabilities and stockholders' equity	$61,862	$62,386